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                                                                     EXHIBIT 21a

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                            SIGNIFICANT SUBSIDIARIES

                                                                      State of
Name                                                 Ownership %   Incorporation
----                                                 -----------   -------------
PSE&G Transition Funding LLC.......................       100          Delaware

     The remaining subsidiaries of Public Service Electric and Gas Company are not significant subsidiaries as defined in Regulation S-X.